UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 20, 2009
Park National Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (740) 349-8451
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 — Results of Operations and Financial Condition
On July 20, 2009, Park National Corporation (“Park”) issued a news release (the “Operating Results News Release”) announcing operating results for the three months and six months ended June 30, 2009. A copy of this Operating Results News Release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.
Park’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate Park’s performance. Specifically, management reviews return on average tangible realized common equity and return on average tangible assets. Management has included in the Operating Results News Release information relating to the return on average tangible realized common equity and return on average tangible assets for the three-month and six-month periods ended June 30, 2009 and 2008. For purpose of calculating the return on average tangible realized common equity, a non-GAAP financial measure, net income available to common shareholders for each period is divided by average tangible realized common equity during the period. Average tangible realized common equity equals average stockholders’ equity during the applicable period less (i) average goodwill and other intangible assets during the period, (ii) average accumulated other comprehensive income, net of taxes, during the period, and (iii) average preferred stock. For the purpose of calculating the return on average tangible assets, a non-GAAP financial measure, net income available to common shareholders for each period is divided by average tangible assets during the period. Average tangible assets equals average assets during the applicable period less average goodwill and other intangible assets during the applicable period. Management believes that return on average tangible realized common equity presents additional information to the reader of the consolidated financial statements, which, when read in conjunction with the consolidated financial statements prepared in accordance with GAAP, assist in analyzing Park’s operating performance and ensures comparability of operating performance from period to period while eliminating certain non-operational effects of acquisitions and unrealized gains and losses arising from mark-to-market accounting for the fair market value of investment securities. In the Operating Results News Release, Park has provided a reconciliation of average tangible realized common equity to average stockholders’ equity, as well as average tangible assets to average assets solely for the purpose of complying with SEC Regulation G and not as an indication that return on average tangible realized common equity or return on average tangible assets is a substitute for return on average equity or return on average assets, respectively, as determined by GAAP.
Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Park is a participant in the Capital Purchase Program (the “CPP”). The CPP is a component program of the Troubled Assets Relief Program (the “TARP”) established by the United States Department of the Treasury (the “Treasury”) pursuant to the Emergency Economic Stabilization Act of 2008 (the “EESA”). The EESA required that Park establish and comply with certain executive compensation standards applicable to its Senior Executive Officers (as defined in the Securities Purchase Agreement — Standard Terms attached to the Letter Agreement, dated December 23, 2008, between Park and the Treasury). Each of C. Daniel DeLawder, Park’s Chairman of the Board and Chief Executive Officer; David L. Trautman, Park’s President and Secretary; and John W. Kozak, Park’s Chief Financial Officer — Park’s Senior Executive Officers — entered into a letter agreement dated December 19, 2008 (the “Prior SEO Agreements”) to comply with the EESA executive compensation standards. The Prior SEO Agreements were included as Exhibits 10.2.1, 10.2.2 and 10.2.3 to Park’s Current Report on Form 8-K dated and filed on December 23, 2008.

The American Recovery and Reinvestment Act of 2009 (the “ARRA”) amended and replaced the executive compensation standards contained in the EESA in their entirety and directed the Secretary of the Treasury to establish additional executive compensation and corporate governance standards applicable to TARP recipients, including Park, and makes these standards applicable to both Senior Executive Officers and certain Most Highly-Compensated Employees (as defined in the Interim Final Rule (defined below)). On June 15, 2009, the Secretary of the Treasury established these standards by promulgating an Interim Final Rule under 31 C.F.R. Part 30 (the “Interim Final Rule”). The EESA executive compensation standards, as amended and replaced by the ARRA, and the Interim Final Rule are collectively referred to as the “TARP Compensation Standards.”
Each of Messrs. DeLawder, Trautman and Kozak has entered into a letter agreement dated July 20, 2009 (each, a “New SEO Agreement”) with Park evidencing their intent to comply with the TARP Compensation Standards. Each New SEO Agreement supersedes and replaces the Prior SEO Agreement between the relevant individual and Park. Each New SEO Agreement will remain in effect for the period during which any obligation arising from financial assistance received by Park under the TARP remains outstanding, except any period during which the Treasury only holds warrants to purchase Park common shares (the “TARP Period”).
The New SEO Agreements are included as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing summary of the New SEO Agreements is qualified in its entirety by reference thereto.
As discussed under the caption “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis — 2008 Executive Compensation Components — Incentive Compensation Plan” beginning on page 31 of Park’s definitive Proxy Statement dated March 9, 2009, the Compensation Committee of Park’s Board of Directors (the “Compensation Committee”) administers Park’s incentive compensation plan which may enable the officers of Park’s principal Ohio-based subsidiaries, including Messrs. DeLawder, Trautman and Kozak, to share in any above-average return on equity (as defined below) which Park and its subsidiaries on a consolidated basis may generate during each twelve-month period ended September 30. Above-average return on equity is defined as the amount by which the net income to average shareholders’ equity ratio of Park and its subsidiaries on a consolidated basis for a twelve-month period ended September 30 exceeds the median net income to average shareholders’ equity ratio of all U.S. bank holding companies of similar asset size ($3 billion to $10 billion). An historically applied formula determines the amount, if any, by which Park’s return on equity ratio exceeds the median return on equity ratio of these peer bank holding companies. The computation of Park’s return on equity ratio for the twelve-month period ended September 30, 2008 (the “2008 Incentive Compensation Period”) reflected the inclusion of the net loss of Vision Bank for the 2008 Incentive Compensation Period adjusted for the goodwill impairment charges recorded during the 2008 Incentive Compensation Period.

For the incentive compensation awards payable in respect of the 2008 Incentive Compensation Period, the Compensation Committee met on December 16, 2008 and reviewed management’s computation of the incentive compensation pool for the 2008 Incentive Compensation Period. Management recommended an amount for the Compensation Committee to consider that was a total equal to 17.2% of the amount by which Park’s return on equity ratio for the 2008 Incentive Compensation Period exceeded the median return on equity ratios of the peer bank holding companies. Management’s computation of the incentive compensation pool was $9.4 million for the 2008 Incentive Compensation Period, which was subsequently approved by the Compensation Committee. The Compensation Committee determined to defer consideration of the amount of incentive compensation awards payable with respect to the 2008 Incentive Compensation Period to Messr. DeLawder, Trautman and Kozak until a later date.
On January 23, 2009, the Compensation Committee determined that, while the total incentive pool increased incrementally, the incentive compensation awards payable to each of Messrs. DeLawder, Trautman and Kozak for the 2008 Incentive Compensation Period should remain the same as for the twelve-month period ended September 30, 2007.
Under the terms of the ARRA prohibiting, except in limited circumstances, the payment or accrual of any bonus, retention or incentive compensation with respect to Park’s five Most Highly-Compensated Employees (the “Incentive Compensation Payment Prohibition”), it was unclear whether Park would be permitted to pay the incentive compensation awards to Messrs. DeLawder, Trautman and Kozak for the 2008 Incentive Compensation Period. Accordingly, Park determined that it would be prudent not to pay those incentive compensation awards until further guidance was available. The Interim Final Rule clarified the “valid employment contract” exception to the Incentive Compensation Payment Prohibition such that the specific circumstances underlying the computation and determination, and subsequent payment to Messrs. DeLawder, Trautman and Kozak, of the incentive compensation awards for the 2008 Incentive Compensation Period fall within the scope of the valid employment contract exception. Accordingly, on July 20, 2009, the Compensation Committee took action to authorize the payment of the following incentive compensation awards for the 2008 Incentive Compensation Period to Messrs. DeLawder, Trautman and Kozak:

C. Daniel DeLawder	$300,000
David L. Trautman	$250,000
John W. Kozak	$200,000
Item 8.01 — Other Events
Declaration of Cash Dividend
As reported in the Operating Results News Release, on July 20, 2009, the Park Board of Directors declared a $0.94 per share regular quarterly cash dividend in respect of Park’s common shares. The dividend is payable on September 10, 2009 to common shareholders of record as of the close of business on August 26, 2009. A copy of the News Release is included as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 — Financial Statements and Exhibits.
(a) Not applicable
(b) Not applicable
(c) Not applicable
(d) Exhibits. The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

10.1
Letter Agreement, dated July 20, 2009, between Park National Corporation and C. Daniel DeLawder [NOTE: Supersedes Letter Agreement, dated December 19, 2008, between Park National Corporation and C. Daniel DeLawder, which was previously filed as Exhibit 10.2.1 to Park National Corporation’s Current Report on Form 8-K dated and filed on December 23, 2008 (File No. 1-13006) (“Park’s December 23, 2008 Form 8-K”)]

10.2
Letter Agreement, dated July 20, 2009, between Park National Corporation and David L. Trautman [NOTE: Supersedes Letter Agreement, dated December 19, 2008, between Park National Corporation and David L. Trautman, which was previously filed as Exhibit 10.2.2 to Park’s December 23, 2008 Form 8-K]

10.3
Letter Agreement, dated July 20, 2009, between Park National Corporation and John W. Kozak [NOTE: Supersedes Letter Agreement, dated December 19, 2008, between Park National Corporation and John W. Kozak, which was previously filed as Exhibit 10.2.3 to Park’s December 23, 2008 Form 8-K]

99.1	News Release issued by Park National Corporation on July 20, 2009 addressing operating results for the three months and six months ended June 30, 2009
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signature on following page.]

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION
Dated: July 20, 2009	By:	/s/ John W. Kozak
John W. Kozak
Chief Financial Officer

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated July 20, 2009
Park National Corporation

Exhibit No.	Description

10.1
Letter Agreement, dated July 20, 2009, between Park National Corporation and C. Daniel DeLawder [NOTE: Supersedes Letter Agreement, dated December 19, 2008, between Park National Corporation and C. Daniel DeLawder, which was previously filed as Exhibit 10.2.1 to Park National Corporation’s Current Report on Form 8-K dated and filed on December 23, 2008 (File No. 1-13006) (“Park’s December 23, 2008 Form 8-K”)]

10.2
Letter Agreement, dated July 20, 2009, between Park National Corporation and David L. Trautman [NOTE: Supersedes Letter Agreement, dated December 19, 2008, between Park National Corporation and David L. Trautman, which was previously filed as Exhibit 10.2.2 to Park’s December 23, 2008 Form 8-K]

10.3
Letter Agreement, dated July 20, 2009, between Park National Corporation and John W. Kozak [NOTE: Supersedes Letter Agreement, dated December 19, 2008, between Park National Corporation and John W. Kozak, which was previously filed as Exhibit 10.2.3 to Park’s December 23, 2008 Form 8-K]

99.1	News Release issued by Park National Corporation on July 20, 2009 addressing operating results for the three months and six months ended June 30, 2009.